PO Box 1400 • 625 Ninth Street Rapid City, SD 57709 Phone: (605) 721-1700 Fax: (605) 721-2599 www.blackhillscorp.com	Contact: Dale T. Jahr Director of Investor Relations (605) 721-2326 djahr@bh-corp.com

BLACK HILLS CORPORATION ANNOUNCES PRELIMINARY 2007 EARNINGS, DECLARES DIVIDEND AND SCHEDULES QUARTERLY CONFERENCE CALL

RAPID CITY, SD—February 1, 2008—Black Hills Corporation (NYSE: BKH) today announced preliminary 2007 financial results for the fourth quarter and the year.

Fourth quarter 2007 income from continuing operations is expected to be in a range of $0.61 to $0.65 per share, compared to $0.62 per share in the same period of 2006. For the year 2007, income from continuing operations is expected to be in a range of $2.64 to $2.68 per share, compared to $2.21 per share in 2006 and compared to previous public guidance of $2.35 to $2.55 per share. The earnings per share estimates for 2007 include the dilutive effect of issuing 4.17 million common shares in February 2007.

David R. Emery, Chairman, President and Chief Executive Officer, said, “Yesterday, our Board of Directors approved a quarterly dividend of $0.35 per share, equivalent to an annual dividend of $1.40. This action marks 2008 as the 38th consecutive year we have increased our dividend. We are proud of this record, just as we are proud of our recent accomplishments.

“The year 2007 was exceptional for us, not only due to strong financial performance, but also because of the significant progress made on several of our key growth prospects,” Emery said. “On the earnings front, five of our six business segments increased earnings, and the sixth segment had results similar to 2006. Our utilities performed well in 2007. Black Hills Power increased its profitability due primarily to its first rate increase in many years, and improved results from off-system power sales in the fourth quarter. In 2007, Cheyenne Light, Fuel & Power maintained stable operations and benefited from a lower effective tax rate. Both utilities attained new peak power loads last summer – 430 and 171 megawatts for Black Hills Power and Cheyenne Light, respectively.

“Our energy marketing operations posted solid results in 2007,” Emery said. “Our regional marketing strategies capitalized on extraordinary natural gas market conditions, and a growing producer services business also contributed to overall performance. Power generation increased earnings from normal plant operations having high levels of availability, and from insurance proceeds and lower interest expense, partially offset by charges related to asset impairment. Oil and gas operations had unchanged earnings in 2007, with increased revenues offset by higher operating, depletion and interest expenses. Total production sold in 2007 grew 1.5 percent and proved reserves increased approximately 4 percent.

“Last year, we also made significant progress on several major initiatives,” Emery continued. “Our plan to acquire five utility operations from Aquila, Inc. (NYSE: ILA) is progressing. A number of state and federal regulatory approvals were received in 2007. We are proceeding to secure the remaining regulatory approvals. A hearing is scheduled this month with the Kansas Corporation Commission. The Colorado Public Service Commission also has scheduled deliberations on our application later this month. Moreover, we continue to make significant progress implementing our integration and transition plans.”

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Emery said, “During 2007, we completed construction and testing of our latest state-of-the-art, coal-fired power plant, Wygen II, which went into service January 1, 2008. During the fourth quarter of 2007, we applied for the remaining permits for its companion plant, Wygen III. In January 2008, the Industrial Siting Permit was issued to us. We hope to begin building the plant this spring after obtaining the final regulatory approval, a Certificate of Public Convenience and Necessity from the Wyoming Public Service Commission. In 2007, we also started construction on our Valencia power plant project, which will provide energy and capacity to Public Service Company of New Mexico. With all major components now on site, we are on schedule to commence commercial operations this summer. Our coal mine attained record production of five million tons in 2007, and continued its planned expansion to increase production and meet the fuel requirements of our growing mine-mouth generation fleet. Finally, as part of a strategic review of our current asset mix, we initiated a market assessment for a portion of our non-regulated power generation fleet, and that evaluation process is moving forward.” Emery concluded, “We are very pleased with our achievements in 2007.”

DIVIDEND DECLARED

At a meeting held January 31, 2008, our Board of Directors declared quarterly dividends on the common stock. Common shareholders will receive 35 cents per share, equivalent to an annual dividend rate of $1.40. Dividends will be payable March 1, 2008, to all shareholders of record at the close of business on February 15, 2008.

QUARTERLY EARNINGS RELEASE AND CONFERENCE CALL SCHEDULED

The Company will issue its customary quarterly earnings release on Thursday, February 7, 2008 and hold its quarterly conference call on Friday, February 8, 2008 beginning at 11:00 a.m. Eastern Time to discuss fourth quarter and year-end 2007 earnings results. The conference call will be open to the public. The call can be accessed by dialing, toll-free, (800) 230-1092. When prompted, indicate that you wish to participate in the “Black Hills Conference Call.”

A replay of the conference call will be available through February 15, 2008 by dialing (800) 475-6701 (USA) or (320) 365-3844 (international). The access code is 907773.

ABOUT BLACK HILLS CORPORATION

Black Hills Corporation is an integrated energy company. Our retail businesses are Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Cheyenne Light, Fuel & Power, an electric and gas distribution utility serving the Cheyenne, Wyoming vicinity. Black Hills Energy, the wholesale energy business unit, generates electricity, produces natural gas, oil and coal, and markets energy. More information is available at our Internet web site: www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations

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and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the risk factors described in Item 1A of Part I of our 2006 Annual Report on Form 10-K and Item 1A of Part II of our 2007 Quarterly Reports on Form 10-Q filed with the SEC, and the following:

•      Our ability to obtain favorable regulatory rulings when we seek to secure cost recovery for utility operations when we make periodic applications to recover costs for fuel and purchased power; and when we seek to add power generation assets into rate base;

• Our ability to complete acquisitions for which definitive agreements have been executed;
• Our ability to obtain regulatory approval of acquisitions which, even if approved, could impose financial and operating conditions or restrictions that could impact our expected results;
• Our ability to successfully integrate and profitably operate any future acquisitions;
• The results of our evaluation of strategic alternatives that could change our business mix or asset size;
• The amount and timing of capital deployment in new investment opportunities or for the repurchase of debt or stock;
• Our ability to successfully maintain or improve our corporate credit rating;
• Our ability to complete the permitting, construction, start-up and operation of power generating facilities in a cost-effective and timely manner;

•      Our ability to meet production targets for our oil and gas properties, which may be dependent upon issuance by federal, state, and tribal governments, or agencies thereof, of drilling, environmental and other permits, and the availability of specialized contractors, work force, and equipment;

• Our ability to provide accurate estimates of proved oil and gas reserves, coal reserves and actual future production rates and associated costs;
• The possibility that we may be required to take impairment charges to reduce the carrying value of some of our long-lived assets when indicators of impairment emerge;

•      The timing, volatility and extent of changes in energy-related and commodity prices, interest rates, energy and commodity supply or volume, the cost and availability of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;

• Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;
• Industry and market changes, including the impact of consolidations and changes in competition;
• The outcome of any ongoing or future litigation or similar disputes, including litigation costs and the impact of any final determination or related settlements;
• Capital market conditions and market uncertainties related to interest rates, which may affect our ability to raise capital on favorable terms; and
• Other factors discussed from time to time in our other filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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